EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Numbers 33-65912 and 33-33550).


Arthur Andersen & Co.


Phoenix, Arizona,
  August 15, 1994.